UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2012

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 29, 2012, the Board of Directors of United Insurance Holdings Corp. (United or the Company) appointed Mr. Bennett Bradford Martz as its Chief Financial Officer commencing on October 1, 2012. This appointment is subject to approval by the Florida Office of Insurance Regulation.  As United's Chief Financial Officer, Mr. Martz will be responsible for, among other things, the Company's accounting and finance functions. Mr. Martz will receive a base salary of $225,000 per year for his service as Chief Financial Officer. In addition, Mr. Martz will be eligible to receive incentive compensation based upon criteria to be agreed upon each year. United intends to enter into an employment contract with Mr. Martz formalizing the terms of his employment on or before October 1, 2012.

Mr. Martz, age 41, has over 17 years of executive experience in many aspects of the insurance industry.  He is currently serving as Chief Financial Officer and Board member of Bankers Financial Corporation (Bankers), a Florida-based diversified holding company system with operations in the property and casualty insurance, life/annuity insurance, warranty, insurance agency, insurance business process outsourcing and real estate markets.

Since joining Bankers in 2001, Mr. Martz has held a series of financial roles with progressively responsible leadership experience leading up to becoming CFO in 2007. While serving as Bankers' CFO, Mr. Martz has been ultimately responsible for leading all aspects of fiscal management including design, maintenance and oversight of all financial and regulatory reporting, accounting policy and procedure, reinsurance, rating agency support, accounting information systems, internal control systems, corporate taxation, treasury management, financial analysis and capital modeling, external audit, budgeting and forecasting and investment accounting.  As a member of the Board of Directors, he has also been involved in capital allocation, mergers and acquisitions, enterprise risk management and strategic planning activities that were heavily focused on personal and commercial property insurance operations.

From 1996 to 2001, Mr. Martz was the Chief Financial Officer for Bonded Builders Service Corporation (Bonded), a Florida domiciled specialty insurer focused on new home warranty offerings nationwide.  Mr. Martz was part of a management team that built Bonded from the ground up and ultimately sold the company to Bankers in April 2000.  Mr. Martz is a Certified Public Accountant actively licensed in Florida and also holds the Global Certified Management Accountant designation from the American Institute of Certified Public Accountants.  Mr. Martz obtained a B.S. in Finance from the University of Colorado at Boulder and a M.B.A. from Northeastern University.

We have attached hereto as Exhibit 99.1 a copy of our press release announcing Mr. Martz’s appointment as CFO.

Item 9.01(d): Listing of Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ John L. Forney
Name:     John L. Forney
Title:     Chief Executive Officer
(principal executive officer)

Date: September 5, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 5, 2012, announcing the appointment of Brad Martz as CFO of United Insurance Holdings Corp.